Exhibit 99.2

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Moderator: Deanna Lund

05-16-11/9:00 a.m. ET

Confirmation # 67426793

IMPORTANT MERGER INFORMATION AND
ADDITIONAL INFORMATION AND WHERE TO FIND IT

No statement in this transcript constitutes an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Kratos Defense & Security Solutions, Inc. (the “Company”) and Integral Systems, Inc. (“Integral Systems”) will file relevant materials with the SEC, including the filing by the Company of a Registration Statement on Form S-4 containing a joint proxy statement/prospectus. Investors are strongly urged to read the joint proxy statement/prospectus when it becomes available and other documents filed with the SEC by the Company and Integral Systems, because they will contain important information about the Company, Integral Systems and the proposed merger. The joint proxy statement/prospectus and other documents that will be filed by the Company and Integral Systems with the SEC will be available free of charge at the SEC’s website, www.sec.gov, by directing a request when such filing is made to Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, San Diego, California 92121, Attention: Corporate Secretary or by directing a request when such filing is made to Integral Systems, Inc., 6721 Columbia Gateway Drive, Columbia, Maryland 21046, Attention: Corporate Secretary.

The Company, Integral Systems and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of the Company is set forth in the Company’s most recent definitive proxy statement, which was filed with the SEC on April 15, 2011. Information about the directors and executive officers of Integral Systems is set forth in Integral Systems’ most recent definitive proxy statement, which was filed with the SEC on January 12, 2011. Certain directors and executive officers of the Company and Integral Systems may have direct or indirect interests in the proposed merger due to securities holdings, indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the proposed merger. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus the Company and Integral Systems will file with the SEC when it becomes available.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Moderator:   Deanna Lund

May 16, 2011

9:00 a.m. ET

Operator:                                                                     Good day, ladies and gentlemen, and welcome to the Kratos Defense & Security Solutions investor call.  At this time, all participants are in a listen-

only mode.  Later, we will conduct a question-and-answer session, and instructions will follow at that time.  If anyone should require operator assistance, please press star then zero.  As a reminder, this conference call is being recorded.

I would now like to turn the conference over to Deanna Lund, Executive VP and Chief Financial Officer.  You may begin.

Deanna Lund:                                            Thank you.  Good morning, everyone, and thank you for joining us for the Kratos Defense & Security Solutions call to discuss our announcement that we entered into a definitive agreement to acquire Integral Systems.  With me today is Eric DeMarco, Kratos’ President and Chief Executive Officer, and Phil Carrai, President of Kratos’ Technology Communications and Cyber Business.

Before we begin the substance of today’s call, I’d like to make some brief introductory comments.  Earlier this morning, we issued a press release which outlines the topics we plan to discuss today.  If anyone has not yet seen a copy of this press release, it is available on EDGAR as an exhibit to an 8-K that we will file today.  Additionally, I’d like to remind our listeners that this conference call is open to the media, and we are providing a simultaneous webcast of this call for the public.  A replay of our discussion will be available on the company’s Web site later today.

During this call, we will discuss some factors that are likely to influence our business going forward.  These forward-looking statements may include comments about our plans and expectations of future performance for Kratos, as well as for the pending acquisition of Integral Systems.  These plans and expectations are subject to risks and uncertainties which could cause actual results to differ materially from those suggested by our forward-looking statements.

Specifically, we signed a definitive agreement to acquire Integral’s today, and there are no assurances that the acquisition of Integral will be completed or completed on time.  All of our statements with respect to the estimated impact of the acquisition of Integral on our business are subject to the risks that the acquisition may not be completed at all, or may not be completed on the expected timeline.

We encourage all of our listeners to review our SEC filings, including our most recent 10-Q and 10-K, and any of our other SEC filings for a more complete description of these risks.  A partial list of these important risk factors is included at the end of the press release we issued today.  Our statements on this call are made as of May 16th, 2011, and the company undertakes no obligation to revise or update publicly any of the forward-looking statements contained herein, whether as a result of new information, future events, changes and expectations, or otherwise for any reason.

This conference call will include a discussion of non-GAAP financial measures, as that term is defined in Regulation G.  Certain of the information discussed, including EBITDA, adjusted EBITDA and the associated margin rates and pro forma performance as if all acquired companies had been acquired as of for the full year period, and including the estimated impact of cost reductions and other items computed in accordance with the company’s indenture agreement are considered non-GAAP financial measures.

Kratos believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of the company’s business, and the company’s cash flow, excluding extraordinary items and non-cash and non-operational items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.

The company’s management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating the company’s operating performance, capital resources and cash flow.

Non-GAAP financial measures should not be considered in isolation from or as a substitute for financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies.

Finally, certain statements in this conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements relate to a variety of matters, including, without limitation, the company’s expectations regarding financial performance, and other statements that are not purely statements of historical fact, the benefits and synergies expected to result from the acquisition, and other statements that are not purely statements of historical fact.

These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos, and are subject to significant risk and uncertainty.  Investors are cautioned not to place undue reliance on any such forward-looking statements.  All such forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise these statements, whether a result of new information, future events, or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to any operational or cultural difficulties associated with the integration of the business of Kratos and Integral; potential adverse reactions or changes to business relationships resulting from the acquisition; unexpected costs, charges or expenses resulting from the acquisition; litigation or adverse judgment relating to the acquisition; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; and any changes in general economic and/or industry specific condition.

For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the annual report on Form 10-K of Kratos for the year ended December 26th, 2010, and in subsequent reports on Forms 10-Q and 8-K, and other filings made with the SEC by Kratos.

In today’s call, Mr. DeMarco will discuss the pending transaction of Integral Systems, provide a summary of Integral’s primary product offerings, and will discuss our plans to fund the transaction.  And Mr. Carrai will provide a more detailed description of the strategic rationale of the Integral transaction, including a detailed discussion of the key programs that Integral is involved in.  And I will discuss the estimated financial impact of the Integral transaction.

With that said, it is my pleasure to turn the call over to Mr. DeMarco.

Eric DeMarco:                                          Very good.  Thank you, Deanna.  Good morning.

As Deanna mentioned, with Deanna and I this morning is Phil Carrai, he’s President of Kratos’ technology, situational awareness, cyber and training business.  This is where Integral Systems will be integrated.  I will more formally introduce Phil in a minute when Phil will go through the details and operational synergies between the two businesses.

Phil Carrai:                                                            Before we walk through the slides today, I want to go through some of the key reasons why Kratos as an organization and myself personally are very excited about the opportunity to bring together Kratos and Integral Systems, two of the premiere technology-based C5ISR providers in the industry today.

Integral is an incredibly unique opportunity for Kratos to obtain one of the very few high technology product and solutions providers to the (Mil) SATCOM, national security agency related SATCOM and COM SATCOM space segment.

Integral Systems is the premier provider of extremely specialized and proprietary command and control products, technology and solutions for military and national security related satellite systems, satellite based infrastructure, and satellite based communication systems.  Specifically, Integral Systems builds satellite ground systems; they design to spec specialized equipment and proprietary software for satellite command and control.

Integral’s products and solutions provide the ability for its customers, the satellite operators, to monitor and control the entire satellite based communication system.  And very importantly, Integral Systems provides products, solutions and services for satellite transponder monitoring, signal monitoring, interference detection and counter measures.

Integral’s signal processing systems are used by approximately 80 percent of United States space missions.  I want to repeat this; Integral’s signal processing systems are utilized by approximately 80 percent of all United States space missions.

Integral’s business and its very specialized products, technology and services, which address high priority national security mission areas is exactly consistent with Kratos and our strategy, and the types of acquisitions we are looking to make.

This is very similar situation to Herley, where approximately 65 percent of Herley’s electronic warfare, electronic attack and other products are single source to Herley’s customers, with an additional significant portion being dual source.

Integral Systems’ products, solutions and services help build, maintain and plan for some of the military’s most strategic satellite based systems, and its products provide command and control for a very large part of the space segment today.

What is happening with bandwidth usage in the space-based communications segment is really incredible, and we believe these trends present great growth potential for the combined business, which is one of the primary reasons that we are excited about this opportunity.

During operation Desert Storm in 1991, the military used 140 bits per second, or bps, of satellite bandwidth per deployed person.  That amount increased to nearly 3,000 bps during operational Noble Anvil for the U.S. component of NATO’s Kosovo effort in 1999.

During operation Enduring Freedom in Afghanistan which began in 2001, the bps increased to 8,300 per deployed person during the operation.  By the launch of operation Iraqi Freedom in 2004, the satellite bandwidth usage has increased to 13,800 bps per person.  This is an increase of about 9,800 percent in 13 years.

These are the most recent and reliable statistics that we can find on satellite bandwidth per deployed person and these numbers are from eight years ago.  Over the past several years, and accelerating recently, the increased usage of intelligence, surveillance and reconnaissance platforms, special operations communication systems, tactical communication platforms, our country’s strategic communication systems, and other platforms that rely on secure satellite-based communication systems and assets has continued to increase at a phenomenal rate.  And by virtually every independent assessment, is expected to continue to do so in the future, in the near, mid and long-term.

From a customer standpoint, Kratos’ largest end customers are the United States Army and the United States Navy, where we currently perform or have experience with a significant amount of satellite-based program and communications related work, including the extremely — excuse me, the advanced extremely high frequency military satellite system, the (Milstar 3) program, and the Navy (multi-ban) satellite-based system.

Kratos is also involved in certain missile defense related satellite communications program work, and other agency work about which I will not go into detail here.  As I just mentioned, Kratos’ largest customers are the United States Army and the United States Navy.  Integral Systems’ largest customer is the United States Air Force, where Kratos currently does very little work, and there is virtually no strategic customer or program overlap between the two companies.

Crisply said, the combination of Integral Systems and Kratos squarely meets each and every one of Kratos’ strategic and programmatic requirements in a transaction.  Integral Systems has unique and proprietary products and technology that address mission-critical national security priority areas.  Satellite-based communications and infrastructure, Integral’s primary market, is a growth area.  Integral Systems is one of the very few players in this market space, and Integral has the leading market position.

Integral Systems brings to Kratos new customers, relationships, programs and technology in market areas where Kratos has deep expertise, command and control systems, communication systems, situational awareness, software products and satellite communications.

Now quickly financially, we believe that Integral Systems is a solid, $175 million annual revenue business, which once merged with Kratos can easily generate at least 35 million of EBITDA a year, or a 20 percent profit margin rate.

As the majority of Integral’s businesses related to specialized products or software, the annual 175 million revenue run rate, which we are very comfortable with, may fluctuate somewhat from quarter-to-quarter based on deliveries, somewhere in the 40 million to 50 million in revenue per quarter range.

Integral Systems is the classic case of a wonderful company or business with incredible customer positioning and relationships, unique and proprietary products, and an outstanding operational management team and employee base, but financially, the business has been smothered over the past few years by general and administrative and other costs and expenses that are primarily related to or required for small public companies today.

As Deanna will explain in some more detail in her remarks, and as she walks through some of the slides, combined with Kratos, we expect to immediately significantly reduce the vast majority of Integral’s public company reporting and other costs that will now be duplicative or redundant when combined with Kratos, and our public company infrastructure.

This is exactly the cost synergy or integration plan that we have successfully executed and completed with Herley, with Herley now generating approximately 20 percent EBITDA margins on an annual basis on 200 million of revenue.

Also similar to Herley, we do not envision any major operational facility consolidations or significant changes to the major revenue generating businesses of Integral Systems, which are currently projecting approximately 35 to $40 million of annual EBITDA before corporate G&A burden.

Integral Systems does not have customer program or revenue issues, Integral Systems has had a cost issue that many small independently traded public companies have.  Emphasizing this point, just last week, Integral Systems reported that its backlog is 232 million, and its year-to-date book to bill ratio is 1.4 to one.

Integral Systems has a quarter billion dollar backlog, and very importantly, for the past six months, Integral Systems’ bookings were 134 million, so this strong business, backlog, revenue and growth trajectory is continuing and it’s accelerating.

Additionally and directly related to business development and growing the business going forward is part of Kratos.  As we have discussed with Integral operational management over the past several weeks, the significant G&A cost reductions we are going to immediately effect upon closing of this transaction will obviously significantly reduce Integral’s bid rate and their wrap rates for future contract and program bids and opportunities.  This will substantially increase Integral’s competitiveness on these new bids going forward.

With that, we will now go through the slide deck.  I will go through mine quickly, as I touched on many of the concepts in my opening remarks.  I will then turn it over to Phil, who will get into additional detail on Integral’s business, its products and programs, and additional synergies we see between the businesses.  Deanna will then go through the numbers in detail, including our preliminary estimates of what the combined business will look like after the transaction.  I will then finish it up.

OK, on slide number one is the — excuse me, it’s the beginning of the brief.  OK, slide two.  So as I mentioned, Integral Systems is a unique opportunity for Kratos and the (Mil) SATCOM other national security provider SATCOM and COM SATCOM segment.  Integral Systems is one of very few providers in the extremely specialized command and control proprietary technology area for satellite systems.

On slide three, reiterating again, Integral Systems’ signal processing systems are used by approximately 80 percent of the United States space-based missions.  Slide four, Integral Systems is the leading developer and provider of satellite ground systems, command and control software, signal monitoring software, telemetry, command and interference detection.

On slide five, Integral Systems has mission critical technology, products, capabilities and expertise in military satellite operations, satellite flight dynamics, real time signal processing and data communications, enterprise network management, communications information assurance and cyber protection, and networking.

On slide six, as I mentioned in my prepared remarks, the acquisition of Integral Systems is exactly consistent with Kratos’ stated strategy.  We are building the premier technology-based national security products and solutions provider in the industry.

Our core competence is our expertise in command and control, communications, computers, combat systems, intelligence surveillance and reconnaissance, and the related technology products and solutions.  Kratos is focused on niche mission critical national security priorities and growth markets exactly where Integral Systems is positioned.  Integral Systems is an undisputed leader in high technology products and systems and services for satellite command and control.

On slide seven, for national security applications, and this, of course, is the Department of Defense and national security agencies, and also commercially, the satellite communications market is forecast for significant continued future growth and opportunity in the areas on the slide.  One key area that is driving this is unmanned systems, and another one is intelligence surveillance and reconnaissance, and the bandwidth needed for those critical applications.

Integral Systems is headquartered in Columbia, Maryland, they also have a very significant presence in Colorado Springs, Colorado, near its largest customer, the United States Air Force.  And those of you who have been following Kratos for the past several years know that Kratos’ (brack) strategy, we are positioned at virtually every major (brack) recipient location in the country, where we were not significant with Colorado Springs.  Strategically from a geography standpoint, post close, we will have a significant presence in Colorado Springs.

OK, excuse me; on slide nine, I’m going to turn it over to Phil.  I’d like to introduce him now formally.  As I mentioned up front, Phil Carrai, he is the President of Kratos’ technology and training solutions division, where we perform our situational awareness work, and our cyber work, and we’re NeuralStar and dopplerVUE.

Phil has over 25 years of experience in COM SATCOM software, telecommunications and technology experience, and this includes the following — excuse me; Phil has extensive experience in the telecommunications software and enterprise software industries, including testing and analysis software, including serving as the CEO of Ai Metrix from 2003 to 2006.

Phil also served as Managing Director of the Morino Group; and very importantly, Phil was Special Advisor to General Atlantic, Inc. from 2000 to 2003.  Phil has a Bachelor’s Degree in Information Sciences and Accounting, and a Master’s in Business Administration.

With that, I’m going to turn it over to Phil.

Phil Carrai:                     Thank you, Eric.  Good morning.  My name is Phil Carrai, and I run the technology and training division within Kratos.  We provide systems and products for C5ISR cyber operations and lifecycle training for the defense, security and selected commercial markets.

As Eric mentioned, I’ve been in the communications software and services business for over 25 years.  I was general manager of a several $100 million business unit of (Legion) Corporation prior to its sale to Computer Associates, and a Special Advisor to the private equity firm, General Atlantic, supporting the communications and infrastructure sector.

I stepped into one of their investments, Ai Metrix, as their CEO in 2003.  Ai Metrix created the NeuralStar product line, our flagship, and the situational awareness offerings.

Eric pointed out that Integral Systems is a true market and technology leader in the highly active satellite communications market where technologies are advancing and demand is growing.  That’s exactly the kind of churning environment we like to see in the technology business because it creates opportunity.

Among the factors driving this growth is a dramatic increase in technologies, technological sophistication and intelligence gathering capabilities that are driving C5ISR funding in the government.  More fundamentally, there’s a seemingly inexhaustible demand for high speed bandwidth with no end in sight.

The same thing is happening in the commercial markets, driven by applications such as video and business surveillance measures, especially in developing countries.  And since 80 percent of all U.S. government and military traffic is carried over commercial satellites, this is one space where it can be counterproductive to draw sharp distinctions between the government and commercial markets.  They’re intermingled to excel in one; you have to be expert in both.  Integral Systems has done that.

Integral products and solutions have been instrumental in more than 250 satellite missions for both commercial and government customers.  Integral products support more than 75 percent of the commercial geo-stationary satellite operators, and were engaged in U.S. space missions.  This government commercial mix fits extremely well with Kratos’ technology and training operations where we have been successfully selling advanced technological solutions to organizations as diverse as the U.S. Army, a variety of intel agencies, DISA, to the commercial side, (Telefonica), Microsoft, BNSF Railroad, Mitsubishi, DARPA and more for over a decade.

One of the reasons we’re so impressed with the — with Integral is their broad suite of proprietary intellectual property and the numerous best in class (cots) product lines.  Additionally, Integral offers full systems oriented solutions such as their operation of U.S. Air Force satellites for almost a decade.

Integral has roughly a 60/40 revenue split between product and service, about the same ratio as Kratos.  It’s one of the many synergies between our two companies, that we are both focused on systems oriented solutions that combine defensible intellectual property based products to anchor high return professional services.

Integral’s products gravitate in the four main functional areas, command and control, signal processing and data communications, communications information assurance, and management.  Integral’s first and anchor solution is in the command and control area, its flagship product, EPOCH, is the market leader for tracking telemetry and control, referred to as (T&C), across multiple satellite platforms.

One exciting part about EPOCH is that it fits extremely well with our technological philosophy at Kratos in that it is platform agnostic, allowing operators to control multiple satellites produced by several manufacturers with minimum personnel.

Other products in this area connect command and control to (Granna) antennas across (IP) and legacy architectures.  In the signal processing and data communications area, software defined product lines from the RT Logic division are used in over 80 percent of the satellite ground stations around the world, providing a full range of communication functions from frequency conversion to digital signal monitoring, control center telemetry, and command data synchronization.

Additionally, Integral provides SATCOM on the move solutions, including end user case (Maritime) and Airborne products, putting the company solutions at almost every point between the satellite and the user.  Integral products support communications information assurance with functionality for interference detection, geo-location, RF monitoring, and more.  Standouts include the satID product line, which provides the most advanced solutions for geo-locating sources of RF interference, and MONICS, which enables customers to understand what’s happening on their payload, and to identify the cause of link problems.

At the center of Integral’s management line are its compass and mercury software products.  The company provides communication infrastructure management, while mercury provides remote site monitoring.

Integral’s foresight in integrating these products for applicable markets has been most impressive.  It forms the basis for broader systems level consulting and professional service engagements, especially in and around integrated command and control and satellite communications, operations and management.  This includes delivery — delivering turnkey satellite ground systems by rapidly assembling or customizing the requisite hardware and software components.

So how does this solution mix fit within Kratos?  Within the technology area, it is a significant advancement of our strategy to be an end-to-end supplier of solutions that help our customers assure the availability, reliability and security of their IT and communication resources.  Integration — Integral solutions fits squarely in the growing satellite communication portion of that plan.  Their products and services are entirely complimentary and additive to those of Kratos without overlap.

The most obvious place we will begin leveraging synergies is to integrate the (compass) and mercury line — mercury product lines with our NeuralStar and dopplerVUE management systems to provide end-to-end satellite to ground situational awareness for our combined customers, especially our military, intelligence — military and intelligence customers.

Integral also augments other systems oriented market solutions that Kratos is focused on.  Most notably in the (UAV) space where Kratos is leveraging solutions across our weapons systems, training, IT and engineering efforts, and now Integral will contribute elements such as positive data link and (UAS) modems.  The electronic warfare area Integral brings RF functions and detection and countermeasure systems, including the ability to finger — single interferers.

From a customer perspective, as service and applications are converging across land, sea, air and space, we see a substantial opportunity for cross selling within our complimentary customers, including DISA, the U.S. Army, Air Force and (DHS).

The intelligence market is another standout opportunity.  Both companies have a presence here that will be significantly enhanced by a combined solution.  Integral’s experience on the (brack) side of these networks is an important piece that Kratos has been missing until now.  We will start looking almost immediately as to how we will take additional advantage of each company’s distribution and sales channels, especially Integral’s channels into its commercial customer base.

Lastly, we see potential advantage in building our four military sales, and tackling the global commercial sector through synergies between Integral’s European operations and Kratos’ Middle Eastern presence.

Integral’s customer base is truly global, and as I’ve mentioned previously, the commercial market providers play a large and important role for government satellite communications.  For example, Integral solutions provide ground station command and control for satellite operators around the globe, operating U.S. Air Force satellites for almost a decade.

Test space craft communications subsystems at every major U.S. satellite manufacturer; support space lift operations at the Cape Canaveral and Vandenberg Air Force Base launch ranges; control multiple different spacecraft through (AFSCN), NASA, (TDRSS) and commercial networks; support next generation IP based (com sec) satellites, satellite ground control architectures, and process remote sensing data from a variety of satellites.

Going forward, as Eric mentioned, we will move quickly to consolidate corporate expenses, and gain the benefit of Kratos’ scale of operations from a public company and corporate operations perspective.  We have built our models bottom up, taking a conservative view of revenue growth, and evaluating historical gross margins against pricing pressures of today’s market.

Additionally, we only evaluated cost reductions at the corporate level, and as a framework, would look for additional savings as a mechanism for investment in R&D, sales, distribution or business development, and of course, additional profitability.  Given that, I am confident that we will be on a path for a $35 million EBITDA run rate by calendar year end.

Thank you for your time, and I am very excited about the future and opportunities for both Kratos’ and Integral’s employees and customers.  I will now turn the call back to Deanna to discuss the financial terms of the transaction.

Deanna Lund:                                            Thank you, Phil.  Good morning, again.

Moving to slide 16.  As we announced earlier today, the total purchase consideration to consummate the acquisition of Integral is approximately 266 million, which includes the assumption of Integral’s outstanding net indebtedness of approximately 31 million.  We will also issue approximately 10.4 million of Kratos shares based upon a fixed exchange ratio of Kratos’ stock fixed at a price of $13.60, which is a 30-day trading average, which comprises approximately 145 million of the purchase consideration.

We expect to fund the cash component of approximately 140 million, which includes estimated acquisition expenses, and the payoff of Integral’s debt, utilizing a combination of our cash on hand, which today is approximately 80 million in additional indebtedness.

We have a commitment letter from Jefferies and KeyBank for an aggregate principle amount of 145 million in proceeds, comprised of a combination of financing alternatives.

As we have stated previously, we believe we are fortunate that we have various financing alternatives available for us to utilize to maximize the company’s capital structure.  We will review and consider these various alternatives, and determine what the optimum structure is to fund this transaction.

Moving to slide 17, as Eric and Phil have previously discussed, the integration of Integral Systems involves a significant reduction of public company costs, as well as redundant corporate level SG&A costs at the Integral entity, similar to the most recent acquisition and integration efforts of public companies that we have made of Henry Bros. and Herley Industries.

Since Integral’s current corporate SG&A and overhead infrastructure organization is significantly larger than both the recent Henry Bros. and Herley corporate and public company infrastructure organizations were.  There is a significant anticipated impact of cost reductions related to the integration actions contemplated for Integral.

Moving to slide 18, these are some of the examples of the types of costs we will reduce, which include board of directors’ fees, directors’ and officers’ insurance, duplicate corporate office functions, and fees related to investor relations, audit and Sarbanes-Oxley.

In addition, unlike the most recent acquisitions that Kratos has made, we anticipate that there will be a facilities consolidation of the Integral corporate headquarters facilities.  In aggregate, including the anticipated impact of the facilities consolidations, and the cost reductions in the Integral corporate infrastructure organization, we currently estimate that these combined cost reductions are approximately 15 to 20 million on an annualized basis.

Moving to slide 19, these cost reductions; along with the other right-sizing of certain non-performing operations within Integral bring us to the estimated annual run rate of 175 million in revenues, and 35 million of adjusted EBITDA by December 2011 that Phil discussed previously.

And moving to slide 20, from an estimated capital structure and net leverage standpoint, we estimate that as the transaction is not expected to close until sometime in the third quarter, the transaction is neutral to our net leverage for 2011, and by the end of fiscal 2012, this transaction will result in a de-levering of the company, as free cash flow is expanded, and net debt is expected to reduce.

With that, I’ll turn the call back over to Eric for his final remarks.

Eric DeMarco:                                           Great, thank you, Deanna.

So on slide 21, the future growth opportunities.  We’re going to go through the next few slides, these are just some of the areas we see potential growth for the business combined with Kratos.  I mentioned before, unmanned aerial systems and unmanned aerial vehicles, motors and communication systems.  Also related to unmanned systems, ground interference and ground interception, detection and related counter measures, we’re all familiar with the event that happened last year relative to this with our (UAVs) in the SATCOM.  Smaller, lighter, more power efficient SATCOM, solid state power amplifiers, or SSPAs, space situational awareness and cyber security.

This is a major focus area of the combined companies going forward, and that ties directly into RF interference, detection, geo-location, cataloging or archiving the interference, taking corrective action, response or counter measures.

On slide 22, these next few slides are very important relative to Herley.  The strategy analytics advanced defense system, or ADS service report, space communications and electronic warfare, predict that space communications will play a strategic role as an electronic warfare force multiplier, as electronic warfare becomes increasingly integrated and network centric.

Electronic warfare uses the electromagnetic spectrum to attack and disable enemy sensors, data links, communications and directed energy weapons while also denying adversary EW efforts.  Unlike physical weapons, like tanks, aircraft and ships that are specific to air, sea or land domain, EW readily lends itself to multi-domain warfare, which requires an increased use of space-based communication assets.

There will be an increased use of satellites and space-based assets to support airborne, naval and ground systems as part of the evolving electronic — excuse me — electromagnetic battlefield management, or EMBM strategy.

On slide 23, the electromagnetic battlefield management strategy is currently being employed by the United States military, and other nations are starting to recognize the critical nation — excuse me, critical nature and importance of EW systems.  Space communication assets will absolutely be critical in supporting the network centric capabilities required for the fusion of electronic warfare and cyber information warfare, and this is a critical area where we’re going to be focused with the combined business.

So in closing, as I hope you can see, we firmly believe that the merger between Kratos and Integral Systems is just an extraordinary opportunity for both our organizations, all of our respective shareholders and stakeholders, and also very importantly, the Integral Systems employees.

Similar to Kratos, Integral Systems employees are the primary and most important asset of the business, including the approximately 640 Integral employees at the operating divisions.  Approximately 290 of which have national security clearances, including approximately 130 of which hold either (TSSCI) or (TS) clearances.

The Integral Systems employee base is extremely technical in nature, and as we believe you can see from these statistics, they are an extremely valuable asset to the business.  Together, we believe that the combined company will be able to pursue a larger number of new business opportunities, and that as a result of the significant reduction in duplicative public company, (G&A) and other costs between Kratos and Integral Systems, that Integral’s business will be much more competitive from a cost standpoint on all new bid opportunities going forward.

Financially in summary, after the transaction-related costs, the transaction is expected to be immediately accretive to Kratos’ earnings per share, our pro forma earnings per share, our EBITDA, our EBITDAR rates, and very importantly, the cash flow.  As Deanna mentioned, the transaction is expected to be de-levering to Kratos, with this de-levering accelerating in the future due to the combined businesses’ strong free cash flow.

From a transaction valuation standpoint, we are paying a transaction multiple of approximately 7.6 times EBITDA to total enterprise value, with the $35 million EBITDA number using a fixed exchange ratio for Kratos equity to be issued at 13.60 per Kratos share.

With that, we’d like to open it up for a few questions.

Operator:                                                                     Thank you.  Ladies and gentlemen, if you have a question, please press star then one on your touch-tone telephone.  If your question has been answered, or you wish to remove yourself from the queue, you may press the pound key.  Once again, if you have a question, please press star then one.

Our first question is from (Mike Crawford) of B. Riley & Company.  Your line is open.

(Mike Crawford):                             Thank you very much.  Looking at Integral at their military and intelligence revenue, which looks similar to what you’re doing with NeuralStar and dopplerVUE.  How much of that is with the Air Force, and how much of that is with these other three letter type intelligence agencies?

Eric DeMarco:                                           Right.  We — (Mike), we’re now allowed to talk in much more detail than what’s disclosed in the public filings on that relative to the national security agencies.  So their primary customer is the Air Force, which is well over 50 percent of their revenue, and then there is — there are the other national security agencies, which aren’t disclosed.

(Mike Crawford):                             OK.  You know Eric, this gets back to — I think it was the last conference call, I think I asked you about your plans for Colorado Springs.  So it looks like this acquisition pretty much fills out your (brack) footprint strategy.

Eric DeMarco:                                           Yes it — yes it does, as you know.  And Deanna and I put the business plan together in ‘05, ‘06.  We wanted to get it to every major (brack) recipient location in the country, and Colorado Springs, we’ve only had a few people there.  Now we have a very significant presence there with some of the highest technology business in the company once this closes.

(Mike Crawford):                             OK.  Just two kind of detailed questions.  So one, have you looked at what this does to the combined companies’ tax asset and ability to use NOLs?  That’s one.

Deanna Lund:                                            OK, (Mike), this is Deanna.  Yes, we are doing those preliminary looks at this point.  The combined organization will lead to an acceleration of the use of those NOLs more quickly than what we had originally anticipated.  So as — just as a reminder, we have over the next five years the capability to use up to 28 million in federal NOLs, and then thereafter, that drops to just under 12 million and our NOLs expire through 2028.

(Mike Crawford):                             OK.  And then regarding the synergy aspect.  So I believe Integral has been trying to reduce some of what may have been a bloated (G&A) infrastructure for the past, I don’t know, half year or so, anyway, since there’s been a change of control, at least at the board level there.  And so one, how would you characterize the progress they’ve made so far?  And then two, what do you think are going to be the cash costs to Kratos to get to this pro forma EBITDA level you’re looking at by December?  Thank you.

Eric DeMarco:                                           So I’ll handle the first part, and then Deanna can talk on the — on the cash part.  Yes, Integral has for the past several months moved out on reducing their corporate and public company infrastructure.  They’ve been making good progress.  Over the next couple, few months, they’re going to make significant further progress on that.  And then once the transaction closes and we merge, that’s going to have the opportunity for a significant amount of additional cost reduction because of the duplication between the two.

So they’ve started the process, they’re doing a great job on it.  Together, it’s going to accelerate, and it’s going to really magnitude the amount of cost on the duplicative side that can come out.

Deanna Lund:                                            (Mike), as far as the cash — the cash outlay for those cost reductions, there’s a couple of components.  There’s obviously employee termination costs related to any reductions of duplicate personnel.  So as well as there’s a fairly sizable component related to the corporate headquarters that they were successful in subleasing a portion of that earlier this year, that is something we will move out immediately on to determine to try to make the remainder of that building to sublease that as soon as possible.  So — and that’s really I would say the biggest component that will impact cash flow.

So to the extent — once we have a little more knowledge on the market there, which we understand is very strong in the Columbia area, we’ll have a better idea of what that total cash component would be.

(Mike Crawford):                             All right, thank you, Deanna.

Deanna Lund:                                            Sure.

Operator:                                                                     Thank you.  Our next question is from (Jonathan Richton) of (Imperial) Capital.  Your line is open.

(Jonathan Richton):              Hi, good morning.

Eric DeMarco:                                           Good morning.

Deanna Lund:                                            Good morning.

(Jonathan Richton):              I was just wondering, you mentioned on the call that kind of this gives you a little more exposure, or more exposure to the Air Force.  And if you saw any kind of cross selling opportunities with some of the other you know systems that Kratos has owned.

Eric DeMarco:                                           Yes, we — as Phil mentioned, we definitely see the opportunity for cross selling with Kratos’ NeuralStar and dopplerVUE products relative to Integral Systems products.  In addition to that, as you know Kratos has a significant presence down in Huntsville, Alabama with the U.S. Army, we have six or 700 people out of there.  That is going to be a fantastic opportunity on the SATCOM side for the combined company.

As we mentioned, Integral Systems’ primary customer was the Air Force, the Army is doing a significant amount of work relative to (Mil) SATCOM, and

(Mil) SATCOM systems, and (Mil) SATCOM products.  And this is one where we think it could be one plus one equals three, we usually look for one plus one is two and a half, but it could be one plus one equals three.  And then, as you know Kratos is heavily involved in unmanned aerial systems, and those — a good number of those communicate with the space segment.  So we’re looking for synergy there.

And then probably most strategically, those last few slides I finished up with on the electronic — electromagnetic battlefield management strategy, and how that ties into EW, electronic warfare and electronic attack systems.  Combined with Herley, with Kratos with Integral Systems, we think you know this is going to be just a grand slam for us going forward.

(Jonathan Richton):              OK, great.  Thank you.  And then just in terms of the debt financing, is that going to be another tack-on deal, or is it going to be a (big one) deal?  And what’s what expected to look like?

Deanna Lund:                                            Yes, (Jonathan), as I discussed in my prepared remarks, we have a variety of financing alternatives that we’re looking at, and we’re going to structure it in the — in a — in a combination of financing avenues that is the most optimum structure for the company.  So we are considering a various number of alternatives.

(Jonathan Richton):              OK.  So the exact structure is yet to be determined?

Deanna Lund:                                            Yes, that’s correct.

(Jonathan Richton):              Right.  OK, great.  Thank you very much.

Eric DeMarco:                                           Very good.

Operator:                                                                     Thank you.  Once again, if you have a question, please press star then one.

Eric DeMarco:                                           Very good.  Thank you for joining us on such short notice this morning.  And obviously Deanna and I will be available for any additional questions.  Thank you for joining us.

Operator:                                                                     Ladies and gentlemen, thank you for your participation in today’s conference.  This concludes the program, you may now disconnect.  Good day.

END

Kratos Defense & Security Solutions, Inc. Acquisition of Integral Systems, Inc.

Forward Looking Statements Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the proposed merger; the benefits and synergies expected to result from the proposed merger; the anticipated customer base for the Company and Integral Systems following the completion of the proposed merger; and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and Integral Systems and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and neither the Company nor Integral Systems undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of the Company and Integral Systems; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; litigation or adverse judgments relating to the proposed merger; risks relating to the consummation of the contemplated merger, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of the Company for the year ended December 26, 2010, which was filed with the Securities and Exchange Commission (“SEC”) on March 2, 2011, under the heading “Item 1A—Risk Factors” and in the Annual Report on Form 10-K of Integral Systems for the year ended September 24, 2010, which was filed with the SEC on December 8, 2010, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of the Company and Integral Systems.

Important Information Regarding the Proposed Merger This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, the Company and Integral Systems will file relevant materials with the SEC, including the filing by the Company of a Registration Statement on Form S-4 containing a joint proxy statement/prospectus. Investors are strongly urged to read the joint proxy statement/prospectus when it becomes available and other documents filed with the SEC by the Company and Integral Systems, because they will contain important information about the Company, Integral Systems and the proposed merger. The joint proxy statement/prospectus and other documents that will be filed by the Company and Integral Systems with the SEC will be available free of charge at the SEC’s website, www.sec.gov, by directing a request when such filing is made to Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, San Diego, California 92121, Attention: Corporate Secretary or by directing a request when such filing is made to Integral Systems, Inc., 6721 Columbia Gateway Drive, Columbia, Maryland 21046, Attention: Corporate Secretary. The Company, Integral Systems and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of the Company is set forth in the Company’s most recent definitive proxy statement, which was filed with the SEC on April 15, 2011. Information about the directors and executive officers of Integral Systems is set forth in Integral Systems’ most recent definitive proxy statement, which was filed with the SEC on January 12, 2011. Certain directors and executive officers of the Company and Integral Systems may have direct or indirect interests in the proposed merger due to securities holdings, indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the proposed merger. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus the Company and Integral Systems will file with the SEC when it becomes available.

Kratos Acquisition of Integral Systems Integral Systems is a unique opportunity for Kratos to obtain one of the very few high technology product and solutions providers to the MILSATCOM, other National Security Providers SATCOM and COMSATCOM space segment. Integral Systems is one of the very few providers of extremely specialized Command and Control proprietary technology, products and solutions for Military and National Security-related Satellite Systems, Satellite-Based Infrastructure and Satellite-Based Communications Systems.

Kratos Acquisition of Integral Systems Integral Systems’ Signal Processing Systems are used by approximately 80 percent of United States Space Missions Integral Systems’ delivers innovative commercial-based products, solutions and services that are cost-effective and reduce delivery schedules and risk for some of United States National Securities’ most strategic satellite-based systems. Integral Systems’ commercial-based products and technology provide command and control for a large segment of the Department of Defense and National Security space segment assets

Kratos Acquisition of Integral Systems Integral Systems is a leading developer and provider of Satellite Ground Systems: Command and Control Software Signal Monitoring Software and Products Telemetry, Command and Military Range Processing Software and Products Interference Detection, Characterization and Mitigation Software, Products and Solutions SATCOM and MILSATCOM Equipment Remote Monitoring and Control Software, Products and Solutions

Kratos Acquisition of Integral Systems Integral Systems has mission critical technology, products, capabilities and expertise in: Military Satellite Operations Satellite Flight Dynamics Real Time Signal Processing and Data Communications Enterprise Network Management Communications Information Assurance Networking

Kratos Acquisition of Integral Systems Acquisition of Integral Systems is exactly consistent with Kratos’ stated strategy Kratos is the premier technology-based National Security Products and Solutions provider Kratos’ core competency is our expertise in Command, Control, Communications, Combat Systems, Computers, Intelligence, Surveillance and Reconnaissance (C5ISR) Technology, Products & Solutions Kratos is focused on niche mission critical National Security priorities and growth markets Integral Systems is an undisputed leader in high technology products, systems and services for satellite command and control, telemetry and digital signal processing, data communications, enterprise network management and communications information assurance

Kratos Acquisition of Integral Systems For National Security applications (Department of Defense and other National Security Agencies) and commercially, the satellite communications market is forecast for significant continued future growth and opportunity: Intelligence Surveillance & Reconnaissance (ISR) Unmanned Systems GPS Applications Specialized Situations Communications, Continued Bandwidth Constraints Missile Defense Special Operations Commercial Communications Demand

Kratos Acquisition of Integral Systems Integral Systems is headquartered in Columbia, Maryland, and has a significant presence in Colorado Springs, CO, near its largest customer, the United States Air Force Jacksonville, FL Chantilly, VA Lanham, MD Manchester, NH Englewood, CO Colorado Springs, CO Sunnyvale, CA Los Angeles, CA Carlsbad, CA Columbia, MD

Integral Systems: Leadership In A Dynamic Market Strongly positioned for continued growth in an expanding marketplace: Need for Secure High-Speed Bandwidth UAVs, sensors, deployed tactical units Increasing demands for Intel and Surveillance Ubiquitous Communication and convergence on IP Expanding Commercial Satellite Markets Need for a Single View of both Network and Physical Situational Awareness Global market leader in satellite control systems Instrumental in more than 250 satellite missions for both commercial and government customers Leader in commercial and military satellite communications Products support more than 75% of the commercial geostationary satellite operators Signal processing technology supports 80% of U.S. space missions Full lifecycle development, production, and support for advanced satellite communications, test, and processing systems Diversified portfolio of more than 25 proprietary products and technologies that manage and assure satellite communications Revenue mix: 60% product/40% integration services

Essential Solutions for Satellite and Communications Operations

KRATOS
FROM STRENGTH TO SUCCESS

Command and Control
- Integrated Satellite and Ground Control (EPOCH IPS®)
- Consolidated Tracking, Telemetry and Command across products
- Connect C2 to ground antennas across IP & legacy architectures (Telemetrix®)

Signal Processing & Data Communications
- Software-Defined Front-End Systems (RT Logic)
- SATCOM-On-The-Move (SATCOM Solutions Division)

Communications Information Assurance
- Network Ops & Interference Detection; RF Monitoring; Digital Signal Processing
- RF spectrum monitoring and interference detection systems (SAT)
- Spectrum Monitoring (Monics®, SigMon®), Interference Geolocation (satID®)

Enterprise Network Management
- Communications Infrastructure Management (COMPASS®)
- Remote Site Monitoring (Mercury)
- Boards for field and portable platforms for quick-look telemetry applications

Systems Integration and Services
- Integrated Command and Control
- Satellite Communications Operations and Management









Proven capacity to cross-sell multiple products into systems solutions

NASDAQ: KTOS 12 DEFENSE & SECURITY SOLUTIONS

Kratos Approach:
360° View to Assure Operations

KRATOS
FROM STRENGTH TO SUCCESS

•Enhanced End-to-End Solutions Offerings

- Complementary, additive solutions without overlap
- Integrate Compass/Mercury with NeuralStar/dopplerVUE for end-to-end, satellite-to-ground situational awareness
- Adds core component to UAV market solutions, including positive data link and UAS modems
- Adds Range Management products to Kratos' Weapons Division product portfolio, including programmable hardware modules and software applications
- Adds Electronic Warfare solutions to Kratos' portfolio, including RF and detection and countermeasure systems

•Cross-leverage customer bases:

- Combined offering adds powerful accelerator in both companies' customer bases, including DISA, Army (Kratos) and AF (Integral Systems)
- Significantly stronger combined Intel presence, especially with addition of "black" side network presence
- Introduce NeuralStar and dopplerVUE into Integral Systems' distribution channels and commercial customer base
- Added global marketplace and FMS opportunities: Europe (Integral Systems) Middle East (Kratos)







End-to-end service and Situational Awareness across all echelons of command from satellite to the field

NASDAQ: KTOS 13 DEFENSE & SECURITY SOLUTIONS

KRATOS
FROM STRENGTH TO SUCCESS

Major Customers Across All Sectors

Commercial:

- Intelsat
- SES World Skies
- Telesat
- Echostar
- DirecTV
- Worldspace
- ICO
- Hughes Network System
- XTAR
- Satmex
- Sirius XM Radio
- Sky Terra
- Viasat
- GE Satellite
- Ciel Satellite
- Terrastar
- QuetzSat
- AR-SAT
- Skynet do Brazil
- Hispamar (Amazonas-1)
- Star One
- Venesat
- Eutelsat
- SES Astra
- SES Sirius
- SES World Skies
- Arabsat
- Hispasat
- Hellas Sat
- Telenor
- Thuraya
- Paradigm
- Hidesat (Spainsat)
- RASCOM
- Nilesat
- Spacecom
- Petrosat
- REDSAT
- Intersputnik
- RSCC
- Yahsat
- Immarsat
- Turksat
- OverHorizon
- Nigcomsat
- Avanti
- Paksat
- Azerspace
- Gascom
- B-SAT
- Optus
- Skyperfect JSAT
- NTT-DoCoMo
- VNPT/VTI
- ProtoStar
- Indovision
- Indosat
- KT Corporation
- SingTel
- ABS/Mabuhay
- AsiaSat
- MEASAT
- Thaicom
- China Satcom
- Chunghwa Telecom
- APT Satellite
- ISRO
- Kazsat
- Telkom

Government & Military:

- Air Force
- Army
- Coast Guard
- Intelligence Agencies
- State Department
- NOAA
- NASA

- Using 1 or more ISI product lines

World's Largest Provider of Commercial Satellite T&C and Signal Monitoring Systems



NASDAQ: KTOS 14 DEFENSE & SECURITY SOLUTIONS

Quickly Moving To Synergy Consolidating Corporate Functions Eliminating public company infrastructure Integrating operations quickly within Kratos Strong Kratos product management and marketing capabilities in both Government and Commercial markets EBITDA Outlook EBITDA run-rate of $35M/yr by December 2011 Additional synergy and investment in channel and product

Kratos Acquisition of Integral Systems Summary Financial Information and Integration

Kratos Acquisition of Integral Systems Transaction Summary Integral Systems Diluted Shares Outstanding ~ 18.1M Purchase Price Per Share $13.00 Total Equity Value Consideration ~ $235.5M Net Debt (Debt-Cash) ~ $31M Enterprise Value ~ $266.4M Pro Forma Estimated EBITDA ~ $35M Pro Forma Acquisition Multiple ~ 7.6x

Kratos Acquisition of Integral Systems Consideration Summary Total Equity Value Consideration ~ $235.5M Consideration Paid in Kratos Stock @$13.60 Per KTOS Share ~ $144.9M Equity Consideration Paid in Cash ~ $90.6M Fixed Exchange Ratio on Kratos Issued – Fixed Shares ~ 10.7M Cash consideration to be funded via Kratos’ cash on hand and Senior Bank Debt and/or Senior Notes

Integration of Integral Systems into Kratos very similar to previous acquired public companies integration Immediate elimination of duplicative public company required costs Elimination or reduction of duplicative corporate personnel, functions, administrative and overhead costs Integral Systems operating divisions and management will “plug into” Kratos Technology, Situational Awareness, Cyber and Training Business unit No planned consolidation of Integral Systems Operating Divisions, Business Units or Facilities (other than Corporate Headquarters) Right sizing of underperforming businesses This approach has been extremely successful in the past for Kratos, minimal disruption to operating businesses, and will significantly and immediately reduce cost and increase Integral Systems’ pro forma EBITDA, Cash Flow and Profitability

Kratos Acquisition of Integral Systems Significant reduction or elimination of duplicative, redundant or excess public company related and corporate level general and administrative costs: Public company filing fees Directors and Officers insurance Audit fees Sarbanes-Oxley fees Tax fees Board of Directors fees, costs & expenses Finance and accounting costs Executive management costs Corporate administration and IT Non-recurring legal costs Investor Relations Public Relations and Marketing Maryland corporate facilities consolidation Estimated combined cost reduction between Integral Systems and Kratos is approximately, $15-20 million

Kratos Acquisition of Integral Systems Integral Financial Summary Annual Revenue Expected Run Rate ~ $175M Annual Pro Forma Adjusted Estimated EBITDA ~ $35M* Transaction expected to close in Kratos’ third quarter Transaction expected to be accretive to Kratos immediately, excluding transaction and financing costs Transaction expected to be accretive to Kratos’ previously issued 2012 guidance *Annual pro forma EBITDA reflects elimination of duplicative or redundant public company costs, general & administrative costs, corporate and other costs and right sizing of underperforming businesses

Kratos Acquisition of Integral Systems Kratos Kratos & ISYS Kratos Kratos & ISYS 12/31/11 12/31/11 12/31/12 12/31/12 In millions Forecast Forecast Forecast Forecast Pro Forma LTM EBITDA* 102-105 132-135 106-110 141-145 Senior Debt 516.5 626.5 514.5 624.5 Cash on Balance Sheet 96.5 78.5 130.0 145.0 Net Debt 420.0 548.0 384.5 479.5 Net Leverage ~4.1x ~4.1x ~3.6x ~3.4x KTOS Shares Outstanding 23.9 34.3 23.9 34.3 *As computed in accordance with the Debenture Agreement, which includes performance for all acquired companies as if acquired at the beginning of the last twelve month (LTM) period and including impact of estimated cost reductions.

Future Growth Opportunities Unmanned Aerial Systems Modems & Communications Systems Unmanned Aerial Systems Flight & Ground RF Interference (RFI) Detection and Countermeasures Systems Smaller, Lighter, More Power Efficient SATCOM Solid State Power Amplifiers (SSPA’s) Space Situational Awareness and Cyber Security RF Interference, Detection, Geolocation, Cataloging, Corrective Action, Response and Countermeasures

Future Growth Opportunities and Strategic Fit The Strategy Analytics Advanced Defense Systems (ADS) service report, “Space Communications and Electronic Warfare”, predicts that Space Communications will play a strategic role as an Electronic Warfare Force Multiplier, as electronic warfare becomes increasingly integrated and net-centric. Electronic Warfare (EW) uses the electromagnetic spectrum to attack and disable enemy sensors, data links, communications, and directed energy weapons while also denying adversary EW efforts. Unlike physical weapons, like tanks, aircraft and ships that are specific to air, sea or land domain, EW readily lends itself to multi-domain warfare, which requires an increased use of space based communications assets. There will be an increased use of Satellites and Space Based Assets to support airborne, naval and ground systems as part of the evolving Electromagnetic Battlefield Management (EMBM) Strategy.

Future Growth Opportunities and Strategic Fit The Electromagnetic Battlefield Management Strategy is currently being employed by the United States Military, and other nations are starting to recognize the critical nature and importance of EW systems. Space Communication Assets will be absolutely critical in supporting the network-centric capabilities required for the fusion of Electronic Warfare and Cyber/Information Warfare.